Exhibit 99.1
Neuronetics and Greenbrook TMS Announce Closing of Transaction

MALVERN, Pa. and TORONTO, On., December 10, 2024 (GLOBE NEWSWIRE) -- Neuronetics, Inc. (NASDAQ: STIM) (“Neuronetics”) and Greenbrook TMS Inc. (OTCMKTS: GBNHF) (“Greenbrook”, and together with Neuronetics, the “Combined Company”) today announced that they have successfully completed the previously announced transaction whereby Neuronetics acquired all of the issued and outstanding common shares of Greenbrook (the “Greenbrook Shares”) by way of a court-approved plan of arrangement under the Business Corporations Act (Ontario) (the “Arrangement”). Each Greenbrook Share outstanding immediately prior to the effective time of the Arrangement was exchanged for 0.01021 of a share of common stock of Neuronetics (the “Exchange Ratio”) upon closing of the Arrangement.

In connection with and prior to closing of the Arrangement, Madryn Asset Management, LP and its affiliates (collectively, “Madryn”) converted (i) all of the outstanding amount owing under Greenbrook’s credit agreement into 2,056,453,835 Greenbrook Shares, representing 95.3% of the Greenbrook Shares (including the Greenbrook Shares held by Madryn prior to such conversion) immediately prior to closing of the Arrangement and (ii) all of the interim period funding provided by Madryn to Greenbrook into an additional 252,999,770 Greenbrook Shares, which Greenbrook Shares were exchanged for shares of common stock of Neuronetics (“Neuronetics Shares”) at the Exchange Ratio upon closing of the Arrangement.

As a result of the Arrangement, the Greenbrook Shares will be removed from the OTCQB Market. Neuronetics has also caused Greenbrook to apply to cease to be a reporting issuer under the securities legislation of each of the provinces and territories of Canada, and intends to otherwise terminate Greenbrook’s public reporting requirements. The Combined Company will continue to operate as Neuronetics, Inc., and the Neuronetics Shares will continue to trade on the NASDAQ Global Market under the ticker “STIM”.

“The completion of this transaction marks a transformative moment in the delivery of mental health therapy in the United States,” said Keith Sullivan, President and Chief Executive Officer of Neuronetics. “By bringing together Neuronetics’ innovative technology platform with Greenbrook’s established network of treatment centers and service offerings, we are better positioned than ever to expand patient access to life-changing mental health treatments by capitalizing on the Combined Company’s stronger revenue base and cost synergy opportunities. We look forward to working alongside our new colleagues to realize the full potential of this combination, build shareholder value and advance our shared mission of improving mental health care.”

Keith Sullivan continued, “Our integration planning teams have already made significant progress in mapping out how we’ll bring together the best of both organizations. Our immediate focus is on maintaining operational excellence while we begin to implement the strategic initiatives that will drive profitable growth, positive cash flow and ultimately long-term value for our shareholders.”

Bill Leonard, President and Chief Executive Officer of Greenbrook, commented: “We are both excited and optimistic about our future as a combined company. Together, we will be able to better serve the mental health industry by increasing our leadership position and providing innovative solutions to help patients struggling with depression. As we move forward, we are grateful for the opportunity to be working alongside the Neuronetics team and building an even stronger foundation for growth and success. Greenbrook and Neuronetics are mutually aligned in our values and commitment to the mental health space and are well-positioned to continue that mission together as one.”

Information for Former Greenbrook Shareholders

Registered holders of Greenbrook Shares are reminded that they must properly complete, sign and return the letter of transmittal to Computershare Investor Services Inc., as depositary (“Computershare”), in order to receive the share consideration to which they are entitled in connection with the Arrangement. Holders of Greenbrook Shares (“Greenbrook Shareholders”) who hold their Greenbrook Shares through a broker, investment dealer or other intermediary should carefully follow the instructions provided by such broker, investment dealer or other intermediary in order to receive the share consideration to which they are entitled in connection with the Arrangement.

Former Greenbrook Shareholders who have questions or require assistance may direct their questions to Computershare Investor Services Inc., by telephone at 1-800-564-6253 (toll free) or by e-mail at corporateactions@computershare.com.

As a result of the labour dispute at Canada Post, registered holders of Greenbrook Shares are encouraged to contact Computershare with any questions by e-mail at corporateactions@computershare.com in the event that registered holders of Greenbrook Shares have not received copies of their DRS statement(s) or certificate(s) representing their Neuronetics Shares following the closing of the Arrangement and completion and delivery of their letter of transmittal to Computershare.

Advisors

Canaccord Genuity is serving as financial advisor to Neuronetics, and Ballard Spahr LLP as well as Stikeman Elliott LLP are serving as its legal counsel. A.G.P./Alliance Global Partners is serving as financial advisor to Greenbrook, and Torys LLP is serving as its legal counsel.

About Neuronetics and Greenbrook

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is redefining patient and physician expectations by offering exceptional treatments that produce extraordinary results. Neuronetics’ NeuroStar Advanced Therapy for Mental Health is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar system and associated treatment sessions to customers, Greenbrook operates treatment centers across the United States, offering both NeuroStar Advanced Therapy (transcranial magnetic stimulation or “TMS”) and Spravato® (esketamine nasal spray) for the treatment of major depressive disorder (“MDD”) and other mental health disorders. NeuroStar Advanced Therapy is the leading TMS treatment for MDD in adults with more than 6.9 million treatments delivered and is backed by the largest clinical data set of any TMS treatment system for depression, including the world’s largest depression outcomes registry. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.68 million treatments to over 51,000 patients struggling with depression.

The NeuroStar Advanced Therapy System is cleared by the U.S. Food and Drug Administration (the FDA) for adults with Major Depressive Disorder (MDD), as an adjunct for adults with obsessive-compulsive disorder, and to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression), and as a first line adjunct for the treatment of MDD in adolescent patients aged 15-21. For safety information and indications for use, visit NeuroStar.com.

Neuronetics Contact:

Investors:
Mike Vallie or Mark Klausner
ICR Healthcare
443-213-0499
ir@neuronetics.com

Media:
EvolveMKD
646-517-4220
NeuroStar@evolvemkd.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in the press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the Combined Company’s business outlook and current expectations for upcoming quarters and fiscal year 2024, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items, as well as statements relating to removal of the Greenbrook Shares from the OTCQB Market and Greenbrook ceasing to be a reporting issuer under the securities legislation of each of the provinces and territories of Canada. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Combined Company cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook, on our business relationships, operating results and business generally; the Combined Company’s ability to execute its business strategy; the Combined Company’s ability to achieve or sustain profitable operations due to its history of losses; the Combined Company’s ability to successfully complete the announced restructuring plans; the Combined Company’s reliance on the sale and use of its NeuroStar Advanced Therapy system to generate revenues; the scale and efficacy of the Combined Company’s salesforce; the Combined Company’s ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using the Combined Company’s products; physician and patient demand for treatments using the Combined Company’s products; developments in competing technologies and therapies for the indications that the Combined Company’s products treat; product defects; our revenue has been concentrated among a small number of customers; the Combined Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of NeuroStar Advanced Therapy system for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of our credit facility; our ability to successfully roll-out our Better Me Provider program on the planned timeline; our self-sustainability and existing cash balances; and our ability to achieve cash flow break-even in the third quarter of 2025. For a discussion of these and other related risks, please refer to the Combined Company’s recent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and Greenbrook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as each may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Combined Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Combined Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Combined Company’s expectations.